UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2025

Artiva Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42179	83-3614316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Morehouse Drive, Suite 100

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 267-4467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARTV	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 12, 2025, Artiva Biotherapeutics, Inc. (Artiva, or the Company) issued a press release announcing positive initial safety and translational data from ongoing clinical trials of AlloNK (also known as AB-101) in combination with rituximab or obinutuzumab for the treatment of autoimmune disease. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in any such filing, unless Artiva expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01	Other Events.

Initial Safety and Tolerability Data

AlloNK is currently being explored in three ongoing Phase 1 and 2 clinical trials for the treatment of refractory rheumatoid arthritis (RA), Sjögren’s disease (SjD), idiopathic inflammatory myopathies, systemic sclerosis (SSc), and systemic lupus erythematosus (SLE)/lupus nephritis (LN). All patients receive a standard conditioning regimen of cyclophosphamide (Cy) and fludarabine (Flu) prior to treatment with AlloNK (three weekly doses) and anti-CD20 monoclonal antibody (mAb), either rituximab or obinutuzumab, in an outpatient setting.

As of the data cutoff date of October 1, 2025, 32 patients have been treated with AlloNK plus anti-CD20 mAb therapy across refractory RA, SjD, SSc, SLE and LN in these ongoing clinical trials, which include two Company-sponsored trials and one investigator-initiated basket trial. Patients received either 1 billion or 4 billion AlloNK cells per dose.

All patients were treated as outpatients, and the majority were treated at community rheumatology trial sites, with no specialized oncology oversight, demonstrating the feasibility of AlloNK administration and patient management in the community setting.

The treatment regimen was generally well tolerated. Most treatment-emergent adverse events (TEAEs) were Grade 1 or 2, transient, and consistent with expected effects of Cy and Flu conditioning. No AlloNK-related Grade 3+ TEAEs or serious adverse events were reported. No discontinuations were reported. No cytokine release syndrome, immune effector cell-associated neurotoxicity syndrome, Graft-versus-Host Disease or hypogammaglobulinemia were reported. Among patients with three months of follow-up, no new safety signals were identified. Only one patient was hospitalized for an adverse event, a skin infection unrelated to AlloNK, in the 28-day window post treatment. Data as of the cutoff date suggest that overall patient and physician experience and emerging tolerability profile are consistent with the treatment journey typically observed with intravenous mAb therapies.

Initial Translational Data

As of the data cutoff date of October 1, 2025, all 23 patients with samples analyzed demonstrated non-quantifiable peripheral CD19+ B-cell levels by Day 13 of treatment, irrespective of baseline B-cell counts. Similarly, results from a high-sensitivity B-cell depletion assay with a 10- to 50-fold higher sensitivity than typical assays demonstrated non-quantifiable peripheral CD19+ B-cell levels, further supporting the intended mechanism of action for AlloNK.

B-cell reconstitutions in the four patients treated with AlloNK + rituximab who had achieved B-cell reconstitution as of the data cutoff demonstrated predominantly naïve and transitional cells at the time of reconstitution, in line with what has been observed with CD19-auto-CAR-T treatment.

The depth and consistency of B-cell depletion are comparable to those achieved with CD19-auto-CAR-T cell therapies and meaningfully greater than rituximab alone as reported in published studies

Opportunity and Unmet Need in Refractory RA

Artiva believes there is a significant unmet need for patients who have failed at least two biologic or targeted synthetic disease modifying anti-rheumatic drugs (b/ts DMARDs), representing more than 150,000 patients in the United States. A real-world registry for approved agents shows 10–20% ACR50 response in patients who have failed two or more b/ts DMARDs, and Artiva believes there is meaningful room for improvement in ACR50 response in patients who have failed at least two b/ts DMARDs.

Upcoming Milestones

Artiva plans to share initial clinical response data across dose levels from more than 15 refractory RA patients, several of whom will have 6 months or more follow up, in the first half of 2026.

Artiva also plans to conduct FDA regulatory interactions in the first half of 2026 to align on a potential pivotal trial design for AlloNK in refractory RA.

Forward Looking Statements

This Current Report on Form 8-K (this Report) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this Report that are not statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, statements regarding: expectations of the Company regarding the potential of AlloNK and the treatment regimen with AlloNK, anti-CD20 antibodies, and Cy/Flu conditioning, including potential benefits, safety and tolerability profile, design, goals, mechanism of action, activity, accessibility, efficacy, expected effects, scalability, convenience, feasibility of administration outside the hospital setting or in outpatient and community rheumatology settings, integration into routine autoimmune disease care, treatment journey, potential to drive a high rate of durable responses, and applicability to other autoimmune disease indications; plans to share clinical response data in refractory RA, including the scope and timing of such data; plans to conduct FDA regulatory interactions, including the timing and outcome of such interactions; the potential to start a global pivotal trial in refractory RA and to be the first agent in the deep B-cell depleting field to do so; the unmet need and opportunity in refractory RA; the Company’s planned webcast; and the Company’s mission. These forward-looking statements are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks and uncertainties. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. These and other factors that may cause the Company’s actual results to differ from current expectations are discussed in the Company’s filings with the Securities and Exchange Commission (the SEC), including the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

AlloNK is an investigational compound that is not approved for marketing by the FDA or any other regulatory authority.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 12, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artiva Biotherapeutics, Inc.

By:	/s/ Fred Aslan
Fred Aslan, M.D.
President and Chief Executive Officer

Dated: November 12, 2025